EXHIBIT 23.2

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 of our report dated January 28, 2003 relating to the financial statements of BB&T Corporation, which appears in BB&T Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Greensboro, North Carolina
July 2, 2003